Execution version

COLLATERAL TRUST AGREEMENT
dated as of February 17, 2016
among
PETROQUEST ENERGY, INC.,
as the Company,
the Subsidiary Guarantors from time to time party hereto,
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Trustee under the Indenture,
the other Parity Lien Debt Representatives from time to time party hereto
and
WILMINGTON TRUST, NATIONAL ASSOCIATION,
as Collateral Trustee

Reference is made to the Intercreditor Agreement (as defined herein). Each holder of Parity Lien Obligations (as defined herein), by its acceptance of such Parity Lien Obligations, (i) consents to the subordination of Parity Liens (as defined herein) provided for in the Intercreditor Agreement, (ii) agrees that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement and (iii) authorizes and instructs the Collateral Trustee (as defined herein) on behalf of such holder of Parity Lien Obligations to enter into the Intercreditor Agreement as Collateral Trustee on behalf of such holder of Parity Lien Obligations. The foregoing provisions are intended as an inducement to the lenders under the Priority Lien Documents (as defined herein) to extend credit to PetroQuest Energy, L.L.C., as borrower under the Credit Agreement (as defined herein), and such lenders are intended third party beneficiaries of such provisions and the provisions of the Intercreditor Agreement.

TABLE OF CONTENTS
ARTICLE 1 DEFINITIONS; PRINCIPLES OF CONSTRUCTION    1

Section 1.1	Defined Terms 1

Section 1.2	Rules of Interpretation 9
ARTICLE 2 THE TRUST ESTATE    10

Section 2.1	Declaration of Trust 10

Section 2.2	Collateral Shared Equally and Ratably 11

Section 2.3	Similar Collateral and Agreements 11
ARTICLE 3 OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE    12

Section 3.1	Appointment and Undertaking of the Collateral Trustee 12

Section 3.2	Release or Subordination of Liens 13

Section 3.3	Enforcement of Liens 14

Section 3.4	Application of Proceeds 14

Section 3.5	Powers of the Collateral Trustee 15

Section 3.6	Documents and Communications 16

Section 3.7	For Sole and Exclusive Benefit of Holders of Parity Lien Obligations 16

Section 3.8	Additional Parity Lien Debt 16
ARTICLE 4 OBLIGATIONS ENFORCEABLE BY THE COMPANY AND THE OTHER GRANTORS    19

Section 4.1	Release of Liens on Collateral 19

Section 4.2	Delivery of Copies to Parity Lien Representatives 21

Section 4.3	Collateral Trustee not Required to Serve, File or Record 21

Section 4.4	Release of Liens in Respect of Notes 21

Section 4.5	Release of Liens in Respect of any Series of Parity Lien Debt other than the Notes 21
ARTICLE 5 IMMUNITIES OF THE COLLATERAL TRUSTEE    21

Section 5.1	No Implied Duty 21

Section 5.2	Appointment of Agents and Advisors 22

Section 5.3	Other Agreements 22

Section 5.4	Solicitation of Instructions 22

Section 5.5	Limitation of Liability 23

Section 5.6	Documents in Satisfactory Form 23

Section 5.7	Entitled to Rely 23

Section 5.8	Parity Lien Debt Default 23

Section 5.9	Actions by Collateral Trustee 23

Section 5.10	Security or Indemnity in favor of the Collateral Trustee 23

Section 5.11	Rights of the Collateral Trustee 24

Section 5.12	Limitations on Duty of Collateral Trustee in Respect of Collateral 24

Section 5.13	Assumption of Rights, Not Assumption of Duties 25

Section 5.14	No Liability for Clean Up of Hazardous Materials 25

Section 5.15	No Liability for Interest 25

Section 5.16	Non-Reliance on Collateral Trustee 25

Section 5.17	Other Relationships with the Company or Subsidiary Guarantors 26
ARTICLE 6 RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE    26

Section 6.1	Resignation or Removal of Collateral Trustee 26

Section 6.2	Appointment of Successor Collateral Trustee 26

Section 6.3	Succession 27

Section 6.4	Merger, Conversion or Consolidation of Collateral Trustee 27

Section 6.5	Concerning the Collateral Trustee and the Parity Lien Representatives 27
ARTICLE 7 MISCELLANEOUS PROVISIONS    28

Section 7.1	Amendment 28

Section 7.2	Voting 30

Section 7.3	Further Assurances 31

Section 7.4	Successors and Assigns 32

Section 7.5	Delay and Waiver 32

Section 7.6	Notices 32

Section 7.7	Entire Agreement 34

Section 7.8	Compensation; Expenses 34

Section 7.9	Indemnity 35

Section 7.10	Severability 36

Section 7.11	Headings 36

Section 7.12	Obligations Secured 36

Section 7.13	Governing Law 36

Section 7.14	Consent to Jurisdiction 36

Section 7.15	Waiver of Jury Trial 37

Section 7.16	Counterparts, Electronic Signatures 37

Section 7.17	Effectiveness 38

Section 7.18	Grantors and Additional Grantors 38

Section 7.19	Insolvency 38

Section 7.20	Rights and Immunities of Parity Lien Representatives 38

Section 7.21	Intercreditor Agreement 38

Section 7.22	Force Majeure 39

Exhibit A    [Form of] Additional Parity Lien Debt Certificate
Exhibit B    [Form of] Collateral Trust Joinder — Additional Debt
Exhibit C    [Form of] Collateral Trust Joinder — Additional Grantor

This Collateral Trust Agreement (as amended, supplemented, amended and restated or otherwise modified form time to time in accordance with Section 7.1 hereof, this “Agreement”) is dated as of February 17, 2016, and is by and among PetroQuest Energy, Inc. (the “Company”), the Subsidiary Guarantors from time to time party hereto, Wilmington Trust, National Association, as Trustee (as defined below), and Wilmington Trust, National Association, as Collateral Trustee (in such capacity and together with its successors in such capacity, the “Collateral Trustee”).
RECITALS:
The Company intends to issue 10% Second Lien Senior Secured Notes due 2021 (the “Initial Notes”) in an aggregate principal amount of $144,674,000 pursuant to an Indenture dated as of the date hereof (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Indenture”) among the Company, the subsidiary guarantors party thereto and Wilmington Trust, National Association, as trustee (in such capacity and together with its successors in such capacity, the “Trustee”).
The Company and the Subsidiary Guarantors intend to secure their Obligations under the Indenture, any future Parity Lien Debt and any other Parity Lien Obligations, with Liens on all present and future Collateral to the extent that such Liens have been provided for in the applicable Parity Lien Security Documents.
This Agreement sets forth the terms on which each Parity Lien Secured Party (other than the Collateral Trustee) has appointed the Collateral Trustee to act as the collateral trustee for the present and future holders of the Parity Lien Obligations to receive, hold, maintain, administer and distribute the Collateral at any time delivered to the Collateral Trustee or the subject of the Parity Lien Security Documents, and to enforce the Parity Lien Security Documents and all interests, rights, powers and remedies of the Collateral Trustee with respect thereto or thereunder and the proceeds thereof.
Capitalized terms used in this Agreement have the meanings assigned to them above or in Article 1 below.
AGREEMENT
In consideration of the premises and the mutual agreements herein set forth, the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement hereby agree as follows:
ARTICLE 1
DEFINITIONS; PRINCIPLES OF CONSTRUCTION
Section 1.1    Defined Terms. The following terms will have the following meanings:
“Act of Parity Lien Debtholders” means, as to any matter at any time, a direction in writing delivered to the Collateral Trustee by or with the written consent of the holders of Parity Lien Debt representing the Required Parity Lien Debtholders, accompanied by, if required by the Collateral Trustee, security or indemnity satisfactory to the Collateral Trustee from the directing or consenting holders of Parity Lien Debt for any losses, liabilities or expenses that may be incurred by the Collateral Trustee in connection with such direction.
“Additional Notes” has the meaning given to the term “Additional Securities” in the Indenture as in effect on the date hereof.
“Additional Parity Lien Debt” has the meaning set forth in Section 3.8(b)(1).
“Additional Parity Lien Debt Certificate” means a notice in substantially the form of Exhibit A.
“Additional Secured Debt Designation” means the written agreement of the holders of any Series of Parity Lien Debt or their Parity Lien Representative, as set forth in the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, for the benefit of (i) each existing and future holder of Priority Lien Debt, the Priority Lien Agent and each existing and future holder of Priority Liens and (ii) if applicable, all holders of each existing and future Parity Lien Debt, the Collateral Trustee, and each existing and future holder of Parity Liens, in each case:
(1)    that all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any Subsidiary Guarantor to secure any Obligations in respect of such Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;
(2)    that the holders of Obligations in respect of such Series of Parity Lien Debt are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and
(3)    consenting to and directing the Collateral Trustee to perform its obligations under this Agreement and the Parity Lien Security Documents.
“Affiliate” of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
“Agreement” has the meaning set forth in the preamble.
“Board of Directors” means: (a) with respect to a corporation, the board of directors of the corporation; (b) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (c) with respect to any other Person, the board or committee of such Person serving a similar function.
“Business Day” means each day that is not a Saturday, Sunday or other day on which banking institutions in Houston, Texas or in New York, New York are authorized or required by law to close.
“Capital Stock” of any Person means any and all shares, interests (including partnership interests), rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, including any Preferred Stock, but excluding any debt securities convertible into such equity.
“Collateral” means all assets and property, whether real, personal or mixed, of the Subsidiary Guarantors now owned or at any time hereafter acquired in which Liens have been granted, or purported to be granted, to the Collateral Trustee to secure any or all of the Parity Lien Obligations, and from and after the time the Collateral Trustee is required to release its Liens pursuant to Section 3.2 upon any properties or assets, shall exclude such properties or assets; provided that if such Liens are required to be released as a result of the sale, transfer or other disposition of any properties or assets of the Company or any Subsidiary Guarantor, such assets or properties will cease to be excluded from the Collateral if the Company or any Subsidiary Guarantor thereafter acquires or reacquires such assets or properties.
“Collateral Trustee” has the meaning set forth in the preamble.
“Collateral Trust Joinder” means (i) with respect to the provisions of this Agreement relating to any Additional Parity Lien Debt, an agreement substantially in the form of Exhibit B, and (ii) with respect to the provisions of this Agreement relating to the addition of additional Grantors, an agreement substantially in the form of Exhibit C.
“Company” has the meaning set forth in the preamble.
“Credit Agreement” means the “Priority Credit Agreement” as defined in the Intercreditor Agreement.
“Credit Facilities” means one or more debt facilities (including, without limitation, the Credit Agreement), commercial paper facilities or other debt instruments, indentures or agreements providing for revolving credit loans, term loans, receivables financings (including through the sale of receivables to the lenders or to special purpose entities formed to borrow from the lenders against such receivables), letters of credit, capital markets financings and/or private placements involving bonds or other debt securities, or other debt obligations, in each case, as amended, restated, modified, renewed, refunded, restructured, supplemented, replaced or refinanced from time to time in whole or in part from time to time, including without limitation any amendment increasing the amount of Debt incurred or available to be borrowed thereunder, extending the maturity of any Debt incurred thereunder or contemplated thereby or deleting, adding or substituting one or more parties thereto (whether or not such added or substituted parties are banks or other institutional lenders).
“Exchange Notes” means the Company’s 10% Second Lien Secured Senior Notes due February 15, 2021 issued under the Indenture in connection with a Registered Exchange Offer pursuant to the Registration Rights Agreement (as such terms are defined in the Indenture).
“Governmental Authority” means the government of the United States or any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other Person exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Grantor” means each of and “Grantors” means, collectively, the Company and the Subsidiary Guarantors and any other Person (if any) that at any time provides collateral security for any Parity Lien Obligations.
“Guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness. When used as a verb, “Guarantee” has a correlative meaning.
“Indebtedness” has the meaning assigned to such term in the Indenture or to such term or other similar term in any applicable Parity Lien Document.
“Indemnified Liabilities” means any and all fees, liabilities (including all environmental liabilities), obligations, losses, damages, penalties, actions, judgments, suits, costs, taxes, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, performance, administration or enforcement of this Agreement or any of the other Parity Lien Security Documents, including any of the foregoing relating to the use of proceeds of any Parity Lien Debt or the violation of, noncompliance with or liability under, any law (including environmental laws) applicable to or enforceable against the Company, any Subsidiary of the Company or any Subsidiary Guarantor or any of the Collateral and all reasonable costs and expenses (including reasonable fees and expenses of legal counsel selected by the Indemnitee) incurred by any Indemnitee in connection with any claim, action, investigation or proceeding in any respect relating to any of the foregoing, whether or not suit is brought.
“Indemnitee” has the meaning set forth in Section 7.9(a).
“Indenture” has the meaning set forth in the Recitals.
“Initial Notes” has the meaning set forth in the Recitals.
“Insolvency or Liquidation Proceeding” means:
(1)    any case commenced by or against the Company or any Subsidiary Guarantor under Title 11, U.S. Code or any similar federal or state law for the relief of debtors, any other proceeding for the reorganization, recapitalization or adjustment or marshalling of the assets or liabilities of the Company or any other Grantor, any receivership or assignment for the benefit of creditors relating to the Company or any other Grantor or any similar case or proceeding relative to the Company or any other Grantor or its creditors, as such, in each case whether or not voluntary;
(2)    any liquidation, dissolution, marshalling of assets or liabilities or other winding up of or relating to the Company or any other Grantor, in each case whether or not voluntary and whether or not involving bankruptcy or insolvency; or
(3)    any other proceeding of any type or nature (including any composition agreement) in which substantially all claims of creditors of the Company or any other Grantor are determined and any payment or distribution is or may be made on account of such claims.
“Intercreditor Agreement” means that certain Intercreditor Agreement, dated as of the date hereof, among the Company, the Subsidiary Guarantors, the Collateral Trustee, on behalf of itself and the holders of the Notes and any other Parity Lien Obligations, the Priority Lien Agent, and the other parties from time to time party thereto, as the same may be amended, restated, supplemented or otherwise modified or replaced from time to time.
“Junior Lien” has the meaning assigned to the term “Third Lien” in the Intercreditor Agreement.
“Junior Lien Debt” has the meaning assigned to the term “Third Lien Debt” in the Intercreditor Agreement.
“Junior Lien Documents” has the meaning assigned to the term “Third Lien Documents” in the Intercreditor Agreement.
“Lien” means, with respect to any asset, any mortgage, pledge, security interest, encumbrance, lien or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof).
“Mortgage” has the meaning set forth in Section 3.8(d)(1).
“Mortgaged Property” has the meaning set forth in Section 3.8(d)(1).
“Notes” means, collectively, the Initial Notes, the Exchange Notes and the Additional Notes for which the requirements set forth in Section 3.8 of this Agreement have been satisfied.
“Note Documents” means the Indenture, the Notes, the Guarantees, the Intercreditor Agreement and the Notes Security Documents.
“Note Mortgages” means all mortgages, deeds of trust, security agreements, financing statements and similar documents, instruments and agreements (and all amendments, modifications and supplements thereof) creating, evidencing, perfecting or otherwise establishing the Liens on the Collateral to secure payment of the Notes and the Guarantee or any part thereof.
“Notes Security Documents” means this Agreement, each Collateral Trust Joinder and all other security agreements, pledge agreements, collateral assignments, Note Mortgages, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of itself, the Trustee and the holders of the Notes, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Obligations” means, with respect to any Indebtedness, all obligations for principal, premium, interest, penalties, fees, indemnifications, reimbursements, and other amounts payable pursuant to the documentation governing such Indebtedness.
“Officers’ Certificate” means a certificate with respect to compliance with a condition or covenant provided for in this Agreement, signed on behalf of the Company by two officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, including:
(a)    a statement that the Person making such certificate has read such covenant or condition;
(b)    a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate are based;
(c)    a statement that, in the opinion of such Person, he or she has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not such covenant or condition has been satisfied; and
(d)    a statement as to whether or not, in the opinion of such Person, such condition or covenant has been satisfied.
“Parity Lien” means a Lien granted by the Company or any Grantor in favor of the Collateral Trustee pursuant to a Parity Lien Security Document, at any time, upon property of the Company or such Grantor to secure Parity Lien Obligations.
“Parity Lien Debt” means:
(1)    the Initial Notes, the Exchange Notes and Guarantees thereof; and
(2)    all additional Indebtedness (other than intercompany indebtedness) of the Company or any Subsidiary Guarantor (including Additional Notes and Guarantees thereof), in each case that was permitted to be incurred and secured in accordance with the Secured Debt Documents equally and ratably with the Notes by a Parity Lien; provided that in the case of any Indebtedness referred to in clause (2) of this definition, that:
(a)    on or before the date on which such Indebtedness is incurred by the Company or any Subsidiary Guarantor, such Indebtedness is designated by the Company, in an Additional Parity Lien Debt Certificate executed and delivered in accordance with Section 3.8(b), as “Parity Lien Debt” for the purposes of the Indenture and this Agreement; provided further that no such Indebtedness may be designated as both Parity Lien Debt and Priority Lien Debt or Junior Lien Debt;
(b)    other than in the case of any Additional Notes issued under the Indenture, such Indebtedness is governed by an indenture, credit agreement or other agreement that includes an Additional Secured Debt Designation and, in each case, the Parity Lien Representative of such Parity Lien Debt (other than Additional Notes) shall have executed a joinder to the Intercreditor Agreement;
(c)    the Parity Lien Representative for such Indebtedness executes and delivers a Collateral Trust Joinder in accordance with Section 3.8(b); and
(d)    all other requirements set forth in Section 3.8 have been complied with;
provided, further that in the case of any Additional Notes, on or before the date on which Indebtedness in respect of Additional Notes is incurred, the Company will deliver to the Collateral Trustee an Officers’ Certificate stating that such Indebtedness is permitted by each applicable Parity Lien Document to be incurred and secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt.
“Parity Lien Debt Default” means any “Event of Default” as defined in the Indenture, or any similar event or condition set forth in any other Parity Lien Document that causes, or permits holders of the applicable Series of Parity Lien Debt outstanding thereunder (with or without the giving of notice or lapse of time, or both, and whether or not notice has been given or time has lapsed) to cause, the Parity Lien Debt outstanding thereunder to become immediately due and payable.
“Parity Lien Documents” means, collectively, the Note Documents (excluding the Intercreditor Agreement) and any additional indenture, supplemental indenture, credit agreement or other agreement governing each other Series of Parity Lien Debt and the Parity Lien Security Documents.
“Parity Lien Obligations” means Parity Lien Debt and all other Obligations in respect thereof. Notwithstanding any other provision hereof, the term “Parity Lien Obligations” will include accrued interest, fees, costs, and other charges incurred under the Parity Lien Documents, whether incurred before or after commencement of an Insolvency or Liquidation Proceeding and whether or not allowable in an Insolvency or Liquidation Proceeding.
“Parity Lien Representative” means:
(1)    in the case of the Notes, the Trustee; or
(2)    in the case of any other Series of Parity Lien Debt, the trustee, agent or representative of the holders of such Series of Parity Lien Debt who (A) is appointed to act for the holders of such Series of Parity Lien Debt (for purposes related to the administration of the Parity Lien Security Documents) pursuant to the indenture, credit agreement or other agreement governing such Series of Parity Lien Debt, together with its successors in such capacity, and (B) that has executed a Collateral Trust Joinder.
“Parity Lien Secured Parties” means the holders of Parity Lien Obligations, the Collateral Trustee and each Parity Lien Representative.
“Parity Lien Security Documents” means this Agreement, each Collateral Trust Joinder, the Indenture (insofar as the same grants a Lien on the Collateral), the Notes Security Documents, and all other security agreements, pledge agreements, collateral assignments, mortgages, deeds of trust, collateral agency agreements, control agreements or other grants or transfers for security executed and delivered by the Company or any Subsidiary Guarantor creating (or purporting to create) a Lien upon Collateral in favor of the Collateral Trustee, for the benefit of any of the Parity Lien Secured Parties, in each case, as amended, modified, renewed, restated or replaced, in whole or in part, from time to time, in accordance with its terms and Section 7.1.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, unincorporated organization, Governmental Authority or other entity.
“Preferred Stock”, as applied to the Capital Stock of any Person, means Capital Stock of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over shares of Capital Stock of any other class of such Person.
“Priority Lien” has the meaning assigned to such term in the Intercreditor Agreement.
“Priority Lien Agent” means JPMorgan Chase Bank, N.A., as agent under the Credit Agreement and any successor thereof in such capacity under the Credit Agreement, or if the Credit Agreement ceases to exist, the collateral agent or other representative of lenders or holders of Priority Lien Obligations designated pursuant to the terms of the Priority Lien Documents pursuant to which such Priority Lien Obligations were issued and the Intercreditor Agreement.
“Priority Lien Debt” has the meaning assigned to such term in the Intercreditor Agreement.
“Priority Lien Documents” has the meaning assigned to such term in the Intercreditor Agreement.
“Priority Lien Obligations” has the meaning assigned to such term in the Intercreditor Agreement.
“Reaffirmation Agreement” means an agreement reaffirming the security interests granted to the Collateral Trustee in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement
“Required Parity Lien Debtholders” means, at any time, the holders of a majority in aggregate principal amount of all Parity Lien Debt then outstanding, calculated in accordance with the provisions of Section 7.2. For purposes of this definition, Parity Lien Debt registered in the name of, or beneficially owned by, the Company or any Affiliate of the Company will be deemed not to be outstanding.
“Secured Debt” means Priority Lien Debt, Parity Lien Debt and Junior Lien Debt.
“Secured Debt Document” means the Priority Lien Documents, the Parity Lien Documents and the Junior Lien Documents.
“Series of Parity Lien Debt” means, severally, the Notes and each other issue or series of Parity Lien Debt for which a single transfer register is maintained.
“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Voting Stock is at the time owned or controlled, directly or indirectly, by (a) such Person, (b) such Person and one or more Subsidiaries of such Person or (c) one or more Subsidiaries of such Person.
“Subsidiary Guarantor” means each Subsidiary of the Company that has Guaranteed payment of any Parity Lien Obligations, and its respective successors and assigns, in each case until its respective Guarantee of all Parity Lien Obligations is released in accordance with the terms of the applicable Parity Lien Documents.
“Title Date Product” has the meaning set forth in Section 3.8(d)(3).
“Trustee” has the meaning set forth in the Recitals.
“Trust Estate” has the meaning set forth in Section 2.1.
“UCC” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other applicable jurisdiction.
“Voting Stock” of a Person means all classes of Capital Stock of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof.
Section 1.2    Rules of Interpretation.
(a)    All capitalized terms used in this Agreement and not otherwise defined herein have the meanings assigned to them in the Indenture.
(b)    Unless otherwise indicated, any reference to any agreement or instrument will be deemed to include a reference to that agreement or instrument as assigned, amended, supplemented, amended and restated, or otherwise modified and in effect from time to time or replaced in accordance with the terms of this Agreement.
(c)    The use in this Agreement or any of the other Parity Lien Security Documents, the word “include” or “including,” when following any general statement, term or matter, will not be construed to limit such statement, term or matter to the specific items or matters set forth immediately following such word or to similar items or matters, whether or not non-limiting language (such as “without limitation” or “but not limited to” or words of similar import) is used with reference thereto, but will be deemed to refer to all other items or matters that fall within the broadest possible scope of such general statement, term or matter. The word “will” shall be construed to have the same meaning and effect as the word “shall.”
(d)    References to “Sections,” “clauses,” “Recitals” and the “preamble” will be to Sections, clauses, Recitals and the preamble, respectively, of this Agreement unless otherwise specifically provided. References to “Articles” will be to Articles of this Agreement unless otherwise specifically provided. References to “Exhibits” and “Schedules” will be to Exhibits and Schedules, respectively, to this Agreement unless otherwise specifically provided.
(e)    Notwithstanding anything to the contrary in this Agreement, any references contained herein to any section, clause, paragraph, definition or other provision of the Indenture (including any definition contained therein) shall be deemed to be a reference to such section, clause, paragraph, definition or other provision as in effect on the date of this Agreement; provided that any reference to any such section, clause, paragraph or other provision shall refer to such section, clause, paragraph or other provision of the Indenture (including any definition contained therein) as amended or modified from time to time if such amendment or modification has been made in accordance with the Indenture. Unless otherwise set forth herein, references to principal amount shall include, without duplication, any reimbursement obligations with respect to a letter of credit and the face amount of any outstanding letter of credit (whether or not such amount is, at the time of determination, drawn or available to be drawn).
This Agreement and the other Parity Lien Security Documents will be construed without regard to the identity of the party who drafted it and as though the parties participated equally in drafting it. Consequently, each of the parties acknowledges and agrees that any rule of construction that a document is to be construed against the drafting party will not be applicable either to this Agreement or the other Parity Lien Security Documents.
ARTICLE 2
THE TRUST ESTATE
Section 2.1    Declaration of Trust.
To secure the payment of the Parity Lien Obligations and in consideration of the premises and the mutual agreements set forth herein, each of the Grantors hereby confirms the grant of Liens in favor of the Collateral Trustee, and the Collateral Trustee hereby accepts and agrees to hold, in trust under this Agreement for the benefit of all current and future Parity Lien Secured Parties, on all of such Grantor’s right, title and interest in, to and under all Collateral and on all Liens now or hereafter granted to the Collateral Trustee by each Grantor under any Parity Lien Security Document for the benefit of the Parity Lien Secured Parties, together with all of the Collateral Trustee’s right, title and interest in, to and under the Parity Lien Security Documents, and all interests, rights, powers and remedies of the Collateral Trustee thereunder or in respect thereof and all cash and non-cash proceeds thereof (collectively, the “Trust Estate”).
The Collateral Trustee and its successors and assigns under this Agreement will hold the Trust Estate in trust for the benefit solely and exclusively of all current and future Parity Lien Secured Parties as security for the payment of all present and future Parity Lien Obligations.
Notwithstanding the foregoing, if at any time all of the following conditions have been satisfied:
(1)    all Liens securing the Parity Lien Obligations have been released as provided in Section 4.1;
(2)    the Collateral Trustee holds no other property in trust as part of the Trust Estate;
(3)    no monetary obligation (other than indemnification and other contingent obligations not then due and payable and letters of credit that have been cash collateralized at the lower of (A) 105% of the aggregate undrawn amount and (B) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) is outstanding and payable under this Agreement to the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity); and
(4)    the Company delivers to the Collateral Trustee an Officers’ Certificate stating that all Parity Liens of the Collateral Trustee have been released in compliance with all applicable provisions of the Parity Lien Documents and that the Grantors are not required by any Parity Lien Document to grant any Parity Lien upon any property, then the Trust Estate arising hereunder will terminate, except that all provisions set forth in Sections 7.8 and 7.9 that are enforceable by the Collateral Trustee or any of its co-trustees or agents (whether in an individual or representative capacity) will remain enforceable in accordance with their terms.
The parties further declare and covenant that the Trust Estate will be held and distributed by the Collateral Trustee subject to the further agreements herein.
Section 2.2    Collateral Shared Equally and Ratably. The parties to this Agreement agree that the payment and satisfaction of all of the Parity Lien Obligations will be secured equally and ratably by the Parity Lien established in favor of the Collateral Trustee for the benefit of the Parity Lien Secured Parties, notwithstanding the time of incurrence of any Parity Lien Obligations or time or method of creation or perfection of any Parity Liens securing such Parity Lien Obligations.
Section 2.3    Similar Collateral and Agreements. The parties to this Agreement agree that it is their intention that the Parity Liens be identical. In furtherance of the foregoing, the parties hereto agree that the Parity Lien Security Documents (other than the Notes Security Documents) shall be in all material respects the same forms of documents as the respective Notes Security Documents creating Liens on the Collateral.
ARTICLE 3
OBLIGATIONS AND POWERS OF COLLATERAL TRUSTEE
Section 3.1    Appointment and Undertaking of the Collateral Trustee.
(a)    Each Parity Lien Secured Party (other than the Collateral Trustee) acting through its respective Parity Lien Representative hereby appoints the Collateral Trustee to serve as collateral trustee hereunder on the terms and conditions set forth herein. Subject to, and in accordance with, this Agreement, the Collateral Trustee will, as collateral trustee, for the benefit solely and exclusively of the present and future Parity Lien Secured Parties:
(1)    accept, enter into, hold, maintain and, upon receipt of an Act of Parity Lien Debtholders (subject to the terms of the Intercreditor Agreement), administer and enforce all Parity Lien Security Documents, including all Collateral subject thereto, and all Liens created thereunder, perform its obligations hereunder and under the Parity Lien Security Documents and, upon receipt of an Act of Parity Lien Debtholders (subject to the terms of the Intercreditor Agreement), protect, exercise and enforce the interests, rights, powers and remedies granted or available to it under, pursuant to or in connection with the Parity Lien Security Documents;
(2)    unless it has received a contrary Act of Parity Lien Debtholders, be entitled (but not obligated) to, take all lawful and commercially reasonable actions permitted under the Parity Lien Security Documents that it may deem necessary or advisable to protect or preserve its interest in the Collateral subject thereto and such interests, rights, powers and remedies;
(3)    deliver and receive notices pursuant to this Agreement and the Parity Lien Security Documents;
(4)    upon receipt of an Act of Parity Lien Debtholders, sell, assign, collect, assemble, foreclose on, institute legal proceedings with respect to, or otherwise exercise or enforce the rights and remedies of a secured party (including a mortgagee, trust deed beneficiary and insurance beneficiary or loss payee) with respect to the Collateral under the Parity Lien Security Documents and its other interests, rights, powers and remedies;
(5)    remit as provided in Section 3.4 all cash proceeds received by the Collateral Trustee from the collection, foreclosure or enforcement of its interest in the Collateral under the Parity Lien Security Documents or any of its other interests, rights, powers or remedies;
(6)    execute and deliver (i) amendments to the Parity Lien Security Documents as from time to time authorized pursuant to Section 7.1 accompanied by an Officers’ Certificate to the effect that the amendment was permitted under Section 7.1 and (ii) acknowledgements of Collateral Trust Joinders delivered pursuant to Section 3.8 or Section 7.18 hereof, accompanied by an Officers’ Certificate to the effect that such joinder is permitted under this Agreement and any other applicable Parity Lien Document;
(7)    release or subordinate any Lien granted to it by any Parity Lien Security Document upon any Collateral if and as required by Section 3.2;
(8)    enter into and perform its obligations and, upon receipt of an Act of Parity Lien Debtholders, protect, exercise and enforce its interest, rights, powers and remedies under the Intercreditor Agreement; and
(9)    act or decline to act in connection with any enforcement of Liens as provided in Section 3.3.
(b)    Each party to this Agreement acknowledges and consents to the undertaking of the Collateral Trustee set forth in Section 3.1(a) and agrees to each of the other provisions of this Agreement applicable to the Collateral Trustee.
(c)    Notwithstanding anything to the contrary contained in this Agreement, the Collateral Trustee will not commence any exercise of remedies or any foreclosure actions or otherwise take any action or proceeding against any of the Collateral (other than actions as necessary to prove, protect or preserve the Liens securing the Parity Lien Obligations to the extent permitted pursuant to the Intercreditor Agreement) unless and until it shall have been directed by written notice of an Act of Parity Lien Debtholders and then only in accordance with the provisions of this Agreement and the Intercreditor Agreement.
(d)    Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of its Affiliates may serve as Collateral Trustee.
Section 3.2    Release or Subordination of Liens. The Collateral Trustee will not release or subordinate any Lien of the Collateral Trustee or consent to the release or subordination of any Lien of the Collateral Trustee, except:
(a)    as directed by an Act of Parity Lien Debtholders accompanied by an Officers’ Certificate to the effect that the release or subordination was permitted by each applicable Parity Lien Document and otherwise setting forth the requirements of Section 4.1(b)(1) and 4.1(b)(2);
(b)    as required by Article 4;
(c)    to the extent permitted by each applicable Parity Lien Document; provided that the Collateral Trustee receives an Officers’ Certificate confirming the foregoing and otherwise setting forth the requirements of Section 4.1(b)(1) and 4.1(b)(2);
(d)    as ordered pursuant to applicable law under a final and nonappealable order or judgment of a court of competent jurisdiction; or
(e)    for the subordination of the Trust Estate and the Parity Liens to the extent required by the Intercreditor Agreement.
Section 3.3    Enforcement of Liens. If the Collateral Trustee at any time receives written notice from a Parity Lien Representative stating that any event has occurred that constitutes a default under any Parity Lien Document entitling the Collateral Trustee to foreclose upon, collect or otherwise enforce its Liens under the Parity Lien Security Documents, the Collateral Trustee will promptly deliver written notice thereof to each Parity Lien Representative. Thereafter, the Collateral Trustee may await direction by an Act of Parity Lien Debtholders and, subject to the terms of the Intercreditor Agreement, will act, or decline to act, as directed by an Act of Parity Lien Debtholders, in the exercise and enforcement of the Collateral Trustee’s interests, rights, powers and remedies in respect of the Collateral or under the Parity Lien Security Documents or applicable law and, following the initiation of such exercise of remedies, the Collateral Trustee will act, or decline to act, with respect to the manner of such exercise of remedies as directed by an Act of Parity Lien Debtholders.
Section 3.4    Application of Proceeds.
(a)    Subject to the terms of the Intercreditor Agreement, the Collateral Trustee will apply the proceeds of any collection, sale, foreclosure or other realization upon, or exercise of any right or remedy with respect to, any Collateral and the proceeds of any title insurance or other insurance policy required under any Parity Lien Document or otherwise covering the Collateral, and any condemnation proceeds with respect to the Collateral, in the following order of application:
FIRST, to the payment of all amounts payable under this Agreement on account of the Collateral Trustee’s fees and any reasonable legal fees, costs and expenses or other liabilities of any kind incurred by the Collateral Trustee or any co-trustee or agent of the Collateral Trustee in connection with any Parity Lien Security Document (including, but not limited to, indemnification obligations);
SECOND, to the respective Parity Lien Representatives equally and ratably for application to the payment of all outstanding Parity Lien Debt and any other Parity Lien Obligations that are then due and payable in such order as may be provided in the Parity Lien Documents in an amount sufficient to pay in full in cash all outstanding Parity Lien Debt and all other Parity Lien Obligations that are then due and payable (including, to the extent legally permitted, all interest accrued thereon after the commencement of any Insolvency or Liquidation Proceeding at the rate, including any applicable post-default rate, specified in the Parity Lien Documents, even if such interest is not enforceable, allowable or allowed as a claim in such proceeding), and including the discharge or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Document) of all outstanding letters of credit constituting Parity Lien Debt;
THIRD, to the repayment of Indebtedness and other Obligations secured by a permitted Junior Lien on the Collateral sold or realized upon; and
FOURTH, any surplus remaining after the payment in full in cash of the amounts described in the preceding clauses will be paid to the Company or the applicable Subsidiary Guarantor, as the case may be, and as directed in writing by the Company, its successors or assigns, or as a court of competent jurisdiction may direct.
(b)    This Section 3.4 is intended for the benefit of, and will be enforceable as a third party beneficiary by, each present and future holder of Parity Lien Obligations, each present and future Parity Lien Representative and the Collateral Trustee as holder of Parity Liens. The Parity Lien Representative of each future Series of Parity Lien Debt will be required to deliver a Collateral Trust Joinder including an Additional Secured Debt Designation as provided in Section 3.8 at the time of incurrence of such Series of Parity Lien Debt (it being understood that the Trustee shall be the Parity Lien Representative of the holders of the Initial Notes and any Additional Notes, and no Collateral Trust Joinder shall be required in connection with an issuance of Additional Notes).
(c)    In connection with the application of proceeds pursuant to Section 3.4(a), except as otherwise directed by an Act of Parity Lien Debtholders, the Collateral Trustee may (but shall not be obligated to) sell any non-cash proceeds for cash prior to the application of the proceeds thereof.
(d)    In making the determinations and allocations in accordance with Section 3.4(a), the Collateral Trustee may conclusively rely upon information supplied by the relevant Parity Lien Representative as to the amounts of unpaid principal and interest and other amounts outstanding with respect to such Parity Lien Representative’s respective Parity Lien Debt and any other applicable Parity Lien Obligations, and if such Parity Lien Representative does not provide such information to the Collateral Trustee, then the Collateral Trustee may conclusively rely upon such information provided by the Company.
Section 3.5    Powers of the Collateral Trustee.
(a)    Subject to the terms and conditions of the Intercreditor Agreement, the Collateral Trustee is irrevocably authorized and empowered to enter into and perform its obligations and protect, perfect, exercise and enforce its interest, rights, powers and remedies under the Parity Lien Security Documents and applicable law and in equity and to act as set forth in this Article 3 or, subject to the other provisions of this Agreement, as requested in any lawful written directions given to it from time to time in respect of any matter by an Act of Parity Lien Debtholders.
(b)    No Parity Lien Representative or holder of Parity Lien Obligations (other than, subject to Section 5.5, the Collateral Trustee) will have any liability whatsoever for any act or omission of the Collateral Trustee, and the Collateral Trustee will have no liability whatsoever for any act or omission of any Parity Lien Representative or any holder of Parity Lien Obligations.
Section 3.6    Documents and Communications. The Grantors will permit each Parity Lien Representative and each holder of Parity Lien Obligations upon reasonable written notice and at reasonable times from time to time to inspect and copy, at the cost and expense of the party requesting such copies, any and all Parity Lien Security Documents and other documents, notices, certificates, instructions or communications provided by the Company or any Grantor to the Collateral Trustee in its capacity as such.
Section 3.7    For Sole and Exclusive Benefit of Holders of Parity Lien Obligations. The Collateral Trustee will accept, hold, administer and enforce all Liens on the Collateral at any time transferred or delivered to it and all other interests, rights, powers and remedies at any time granted to or enforceable by the Collateral Trustee and all other property of the Trust Estate solely and exclusively for the benefit of the present and future holders of present and future Parity Lien Obligations, and will distribute all proceeds received by it in realization thereon or from enforcement thereof solely and exclusively pursuant to the provisions of Section 3.4.
Section 3.8    Additional Parity Lien Debt.
(a)    The Collateral Trustee will, as collateral trustee hereunder, perform its undertakings set forth in Section 3.1(a) with respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof to the extent that:
(1)    such Parity Lien Obligations are identified as Parity Lien Debt in accordance with the procedures set forth in Section 3.8(b); and
(2)    except in the case of Additional Notes, the designated Parity Lien Representative identified pursuant to Section 3.8(b) signs a Collateral Trust Joinder and delivers the same to the Collateral Trustee.
(b)    The Company will be permitted to designate as an additional holder of Parity Lien Debt hereunder each Person who is, or who becomes, the registered holder of Parity Lien Debt incurred by the Company or any Subsidiary Guarantor after the date of this Agreement in accordance with the terms of all applicable Parity Lien Documents. The Company may only effect such designation by delivering to the Collateral Trustee an Additional Parity Lien Debt Certificate that:
(1)    states that the Company or other applicable Grantor intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) that is permitted by the Credit Agreement and each applicable Parity Lien Document to be secured with a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;
(2)    except in the case of Additional Notes, specifies the name, address and contact information of the Parity Lien Representative for such series of Additional Parity Lien Debt for purposes of Section 7.6;
(3)    attaches as Exhibit 1 to such Additional Parity Lien Debt Certificate a Reaffirmation Agreement in substantially the form attached as Exhibit 1 to Exhibit A of this Agreement, which Reaffirmation Agreement has been duly executed by the Company and each Subsidiary Guarantor; and
(4)    states that the Company has caused a copy of the Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each then existing Parity Lien Representative.
Although the Company shall be required to deliver a copy of each Additional Parity Lien Debt Certificate and each Collateral Trust Joinder to each then existing Parity Lien Representative, the failure to so deliver a copy of the Additional Parity Lien Debt Certificate and/or Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the status of such debt as Additional Parity Lien Debt if the other requirements of this Section 3.8 are complied with. Each of the Collateral Trustee and the then existing Parity Lien Representatives shall have the right to request that the Company provide a legal opinion or opinions of counsel (subject to customary assumptions and qualifications) as to the Additional Parity Lien Debt being secured by a valid and perfected security interest in the Collateral; provided that (i) such legal opinion or opinions need not address any collateral of a type not previously covered by any legal opinion delivered by or on behalf of the Company and (ii) nothing shall preclude such legal opinion or opinions from being delivered on a post-closing basis after the incurrence of such Additional Parity Lien Debt if permitted by the Parity Lien Representative for such Additional Parity Lien Debt. Notwithstanding the foregoing, nothing in this Agreement will be construed to allow the Company or any Subsidiary Guarantor to incur additional Indebtedness (including Additional Notes) unless otherwise permitted by the terms of the Credit Agreement and all applicable Parity Lien Documents.
(c)    With respect to any Parity Lien Obligations constituting Additional Notes or a Series of Parity Lien Debt that is issued or incurred after the date hereof, the Company and each of the Subsidiary Guarantors agrees to take such actions (if any) as may from time to time reasonably be requested by the Collateral Trustee or any Parity Lien Representative or pursuant to any Act of Parity Lien Debtholders, and enter into such technical amendments, modifications and/or supplements to the then existing Guarantees and Parity Lien Security Documents (or execute and deliver such additional Parity Lien Security Documents) as may from time to time be reasonably requested by such Persons (including as contemplated by clause (d) below), to ensure that the Additional Notes or the other Additional Parity Lien Debt, as applicable, is secured by, and entitled to the benefits of, the Parity Lien Security Documents, and each Parity Lien Secured Party (by its acceptance of the benefits hereof) hereby agrees to, and authorizes the Collateral Trustee to enter into, any such technical amendments, modifications and/or supplements (and additional Parity Lien Security Documents). The Company and each Subsidiary Guarantor hereby further agrees that, if there are any recording, filing or other similar fees payable in connection with any of the actions to be taken pursuant to this Section 3.8(c) or Section 3.8(d), all such amounts shall be paid by, and shall be for the account of, the Company and the respective Subsidiary Guarantors, on a joint and several basis.
(d)    Without limitation of the foregoing, upon reasonable request of the Collateral Trustee or any Parity Lien Representative or pursuant to any Act of Parity Lien Debtholders, each Grantor agrees to take the following actions with respect to any Collateral (including Oil and Gas Properties (as defined in the Indenture as in effect on the date hereof)) with respect to all Additional Parity Lien Debt (it being understood that any such actions may be taken following the incurrence of any such Additional Parity Lien Debt on a post-closing basis if permitted by the Parity Lien Representative for such Additional Parity Lien Debt):
(1)    each applicable Grantor shall enter into, and deliver to the Collateral Trustee a mortgage modification or new mortgage or deed of trust with regard to any Collateral subject to a mortgage or deed of trust (each such mortgage or deed of trust, as modified, a “Mortgage” and each such property constituting Collateral a “Mortgaged Property”), in proper form for recording in all applicable jurisdictions;
(2)    each applicable Grantor will cause to be delivered a local counsel opinion (subject to customary assumptions and qualifications) to the effect that the Collateral Trustee has a valid and perfected Lien with respect to each such Mortgaged Property; provided that, in the case of Additional Notes, to the extent that Mortgages have previously been recorded in the public records of the counties to which such additional Mortgage or amendments or supplements to any such existing Mortgages, no opinion shall be required unless a corresponding opinion will be required to be delivered to the Priority Lien Agent, and all opinion requirements shall be subject to any such opinion requirements set forth in the applicable Parity Lien Documents;
(3)    each applicable Grantor will cause a title company to have delivered to the Collateral Trustee an endorsement to each title insurance policy for any real property Collateral (excluding Oil and Gas Properties), if any, then in effect for the benefit of the Parity Lien Secured Parties, date down(s) or other evidence (which may include a new title insurance policy) (each such delivery, a “Title Datedown Product”), in each case insuring that (i) validity, enforceability and the priority of the Liens of the applicable Mortgage(s) as security for the Parity Lien Obligations has not changed and, if a new Mortgage is entered into, that the Lien of such new Mortgage securing the Parity Lien Debt then being incurred shall be enforceable and have the same priority as any existing Mortgage securing then existing Parity Lien Obligations, (ii) since the later of the original date of such title insurance product and the date of the Title Datedown Product delivered most recently prior to (and not in connection with) such Additional Parity Lien Debt, there has been no change in the condition of title and (iii) there are no intervening liens or encumbrances which may then or thereafter take priority over the Lien of the applicable Mortgage(s), in each case other than with respect to Liens permitted by each Parity Lien Document; and
(4)    the Grantors shall deliver to the approved title company, the Collateral Trustee and/or all other relevant third parties all other items reasonably necessary to record each such Mortgage, to issue a Title Datedown Product and to create, perfect or preserve the validity, enforceability and priority of the Lien of the mortgage(s) as set forth above and contemplated hereby and by the Parity Lien Documents.
The Company will deliver an Officers’ Certificate to the Collateral Trustee confirming that the foregoing conditions have been satisfied.
ARTICLE 4
OBLIGATIONS ENFORCEABLE BY THE COMPANY
AND THE OTHER GRANTORS
Section 4.1    Release of Liens on Collateral.
(f)    Subject to any restrictions in the Intercreditor Agreement that may apply, the Collateral Trustee’s Liens upon the Collateral will be automatically released:
(1)    in whole, upon (A) payment in full in cash and discharge of all outstanding Parity Lien Debt and all other Parity Lien Obligations that are outstanding, due and payable at the time all of such Parity Lien Debt is paid in full in cash and discharged, (B) termination or expiration of all commitments to extend credit under all Parity Lien Documents and (C) the cancellation or termination or cash collateralization (at the lower of (1) 105% of the aggregate undrawn amount and (2) the percentage of the aggregate undrawn amount required for release of Liens under the terms of the applicable Parity Lien Documents) of all outstanding letters of credit issued pursuant to any Parity Lien Documents;
(2)    as to any Subsidiary Guarantor that is (A) released as a Subsidiary Guarantor under each Parity Lien Document and (B) not obligated (as primary obligor or guarantor) with respect to any other Parity Lien Obligations and so long as the respective release does not violate the terms of any Parity Lien Document which then remains in effect;
(3)    as to any Collateral of the Company or a Subsidiary Guarantor that is sold, transferred or otherwise disposed of by the Company or any Subsidiary Guarantor to a Person that is not (either before or after such sale, transfer or disposition) the Company or a Restricted Subsidiary (as defined in the Indenture) of the Company in a transaction or other circumstance that complies with Section 4.06 of the Indenture (other than the obligation to apply proceeds of such Asset Disposition (as defined in the Indenture) as provided in such Section) and is permitted by all of the other Parity Lien Documents, at the time of such sale, transfer or other disposition or to the extent of the interest sold, transferred or otherwise disposed of; provided that the Collateral Trustee’s Liens upon the Collateral will not be released if the sale or other disposition is subject to Section 5.01 of the Indenture;
(4)    as to a release of less than all or substantially all of the Collateral, if consent to the release of all Parity Liens on such Collateral has been given by an Act of Parity Lien Debtholders;
(5)    in whole, if the Liens on such Collateral have been released in accordance with the terms of each Series of Parity Lien Debt;
(6)    as to a release of all or substantially all of the Collateral, if (A) consent to the release of that Collateral has been given by the requisite percentage or number of holders of each Series of Parity Lien Debt at the time outstanding as provided for in the applicable Parity Lien Documents and (B) the Company has delivered an Officers’ Certificate to the Collateral Trustee certifying that all such necessary consents have been obtained and otherwise setting forth the requirements of Section 4.1(b)(1) and 4.1(b)(2); or
(7)    if and to the extent, and in the manner, required by Section 4.01(a) of the Intercreditor Agreement.
(g)    The Collateral Trustee agrees for the benefit of the Company and the other Grantors that if the Collateral Trustee at any time receives:
(3)    an Officers’ Certificate stating that (A) the signing officer has read Article 4 of this Agreement and understands the provisions and the definitions relating hereto, (B) such officer has made such examination or investigation as is necessary to enable him or her to express an informed opinion as to whether or not the conditions precedent in this Agreement, the Intercreditor Agreement and all other Parity Lien Documents, if any, relating to the release of the Collateral have been complied with and (C) in the opinion of such officer, such conditions precedent, if any, have been complied with; and
(4)    the proposed instrument or instruments releasing such Lien as to such property in recordable form, if applicable;
then, promptly following receipt by the Collateral Trustee of the items required by this Section 4.1(b), upon request of, and at the sole cost and expense of, the Company, the Collateral Trustee will execute (with such acknowledgements and/or notarizations as are required) and deliver evidence of such release to the Company or other applicable Grantor; provided that, in the case of a release of Liens under Section 4.1(a)(7), the Collateral Trustee shall execute and deliver such proposed instruments releasing its Liens contemporaneously with the execution and delivery of such similar instruments by the Priority Lien Agent in accordance with the terms of the Intercreditor Agreement.
(h)    The Collateral Trustee hereby agrees that:
(5)    in the case of any release pursuant to Section 4.1(a)(3), if the terms of any such sale, transfer or other disposition require the payment of the purchase price to be contemporaneous with the delivery of the applicable release, then, subject to the Intercreditor Agreement and at the written request of and at the expense of the Company or other applicable Grantor, the Collateral Trustee will either (A) be present at and deliver the release at the closing of such transaction or (B) deliver the release under customary escrow arrangements that permit such contemporaneous payment and delivery of the release; and
(6)    at any time when a Parity Lien Debt Default has occurred and is continuing, the Collateral Trustee will make best efforts to deliver within three Business Days of the receipt by it of any Act of Parity Lien Debtholders pursuant to Section 4.1(a)(4), a copy of such Act of Parity Lien Debtholders to each Parity Lien Representative.
Section 4.2    Delivery of Copies to Parity Lien Representatives. The Company will deliver to each Parity Lien Representative a copy of each Officers’ Certificate delivered to the Collateral Trustee pursuant to Section 4.1(b), together with copies of all documents delivered to the Collateral Trustee with such Officers’ Certificate. The Parity Lien Representatives will not be obligated to take notice thereof or to act thereon.
Section 4.3    Collateral Trustee not Required to Serve, File or Record. Subject to Section 3.2, the Collateral Trustee is not required to serve, file, register or record any instrument releasing or subordinating its Liens on any Collateral; provided that if the Company or any other Grantor shall make a written demand for a termination statement under Section 9-513(c) of the UCC, the Collateral Trustee shall comply with the written request of the Company or any other Grantor to comply with the requirements of such UCC provision; provided, further, that the Collateral Trustee must first confirm with the Parity Lien Representatives that the requirements of such UCC provisions have been satisfied.
Section 4.4    Release of Liens in Respect of Notes. In addition to any release pursuant to Section 4.1 hereof, the Collateral Trustee’s Parity Liens will no longer secure the Notes outstanding under the Indenture or any other Obligations under the Note Documents, and the right of the holders of the Notes to the benefits and proceeds of the Collateral Trustee’s Parity Liens on the Collateral will terminate and be discharged as provided for in Section 12.06 of the Indenture.
Section 4.5    Release of Liens in Respect of any Series of Parity Lien Debt other than the Notes. In addition to any release pursuant to Section 4.1 hereof, as to any Series of Parity Lien Debt other than the Notes, the Collateral Trustee’s Parity Lien will no longer secure such Series of Parity Lien Debt if such Parity Lien Debt has been paid in full, all commitments to extend credit in respect of such Series of Parity Lien Debt have been terminated and all other Parity Lien Obligations related thereto that are outstanding and unpaid at the time such Series of Parity Lien Debt is paid are also paid in full, or if otherwise required by the terms of such Series of Parity Lien Debt or the Intercreditor Agreement.
ARTICLE 5
IMMUNITIES OF THE COLLATERAL TRUSTEE
Section 5.1    No Implied Duty. The Collateral Trustee will not have any fiduciary duties nor will it have responsibilities or obligations other than those expressly assumed by it in this Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement. No implied covenants, functions, responsibilities, duties, obligations or liabilities, whether arising under statute, common law or otherwise shall be read into this Agreement, the other Parity Lien Documents or the Intercreditor Agreement, or otherwise exist against the Collateral Trustee. Without limiting the generality of the foregoing sentences, the use of the term “trustee” in this Agreement with reference to the Collateral Trustee is not intended to connote any fiduciary or other implied (or express) obligations arising under trust or agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties. The Collateral Trustee will not be required to take any action that is contrary to applicable law or any provision of this Agreement, the other Parity Lien Security Documents or the Intercreditor Agreement.
Section 5.2    Appointment of Agents and Advisors. The Collateral Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, attorneys, accountants, appraisers or other experts or advisors selected by it in good faith as it may reasonably require and will not be responsible for any misconduct or negligence on the part of any of them.
Section 5.3    Other Agreements. The Collateral Trustee has accepted its appointment as collateral trustee hereunder and is bound by the Parity Lien Security Documents executed by the Collateral Trustee as of the date of this Agreement, and the Collateral Trustee shall at the request of the Company execute additional Parity Lien Security Documents delivered to it after the date of this Agreement (including to secure Obligations arising under Additional Parity Lien Debt to the extent such Obligations are permitted to be incurred and secured under the Parity Lien Documents); provided that such additional Parity Lien Security Documents do not adversely affect the rights, privileges, benefits and immunities of the Collateral Trustee or conflict with the terms of the Intercreditor Agreement. The Collateral Trustee will not otherwise be bound by, or be held obligated by, the provisions of any credit agreement, indenture or other agreement governing Parity Lien Debt (other than this Agreement and the other Parity Lien Security Documents to which it is a party).
Section 5.4    Solicitation of Instructions.
(a)    The Collateral Trustee may at any time solicit written confirmatory instructions, in the form of, including but not limited to, an Act of Parity Lien Debtholders, an Officers’ Certificate, written instructions from Parity Lien Representatives or an order of a court of competent jurisdiction, as to any action that it may be requested or required to take, or that it may propose to take, in the performance of any of its obligations under this Agreement or the other Parity Lien Security Documents.
(b)    No written direction given to the Collateral Trustee by an Act of Parity Lien Debtholders that in the sole judgment of the Collateral Trustee imposes, purports to impose or might reasonably be expected to impose upon the Collateral Trustee any obligation or liability not set forth in or arising under this Agreement and the other Parity Lien Security Documents will be binding upon the Collateral Trustee unless the Collateral Trustee elects, at its sole option, to accept such direction.
(c)    The Collateral Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Agreement at the request, order or direction of the Required Parity Lien Debtholders or pursuant to an Act of Parity Lien Debtholders pursuant to the provisions of this Agreement, unless such holders shall have furnished to the Collateral Trustee reasonable security or indemnity satisfactory to it against the costs, expenses and liabilities which may be incurred therein or thereby.
Section 5.5    Limitation of Liability. The Collateral Trustee will not be responsible or liable for any action taken or omitted to be taken by it hereunder or under any other Parity Lien Security Document, except for its own gross negligence or willful misconduct as determined by a non-appealable final order or judgment of a court of competent jurisdiction.
Section 5.6    Documents in Satisfactory Form. The Collateral Trustee will be entitled to require that all agreements, certificates, opinions, instruments and other documents at any time submitted to it, including those expressly provided for in this Agreement, be delivered to it in a form satisfactory to it.
Section 5.7    Entitled to Rely. The Collateral Trustee may seek and rely upon, and shall be fully protected in relying upon, any judicial order or judgment, upon any advice, opinion or statement of legal counsel, independent consultants and other experts selected by it in good faith and upon any certification, instruction, notice or other writing delivered to it by the Company or any Subsidiary Guarantor in compliance with the provisions of this Agreement or delivered to it by any Parity Lien Representative as to the holders of Parity Lien Obligations for whom it acts, without being required to determine the authenticity thereof or the correctness of any fact stated therein or the propriety or validity of service thereof. The Collateral Trustee may act in reliance upon any instrument comporting with the provisions of this Agreement or any signature believed by it in good faith to be genuine and may assume that any Person purporting to give notice or receipt or advice or make any statement or execute any document in connection with the provisions hereof or the other Parity Lien Security Documents has been duly authorized to do so. To the extent an Officers’ Certificate or opinion of counsel is required or permitted under this Agreement to be delivered to the Collateral Trustee in respect of any matter, the Collateral Trustee may rely conclusively on an Officers’ Certificate or opinion of counsel as to such matter and such Officers’ Certificate or opinion of counsel shall be full warranty and protection to the Collateral Trustee for any action taken, suffered or omitted by it under the provisions of this Agreement and the other Parity Lien Security Documents.
Section 5.8    Parity Lien Debt Default. The Collateral Trustee will not be required to inquire as to the occurrence or absence of any Parity Lien Debt Default and will not be affected by or required to act upon any notice or knowledge as to the occurrence of any Parity Lien Debt Default unless and until it is directed by an Act of Parity Lien Debtholders.
Section 5.9    Actions by Collateral Trustee. As to any matter not expressly provided for by this Agreement or the other Parity Lien Security Documents, the Collateral Trustee will act or refrain from acting as directed by an Act of Parity Lien Debtholders or the Required Parity Lien Debtholders, as applicable, and will be fully protected if it does so, and any action taken, suffered or omitted pursuant hereto or thereto shall be binding on the Parity Lien Secured Parties. The Collateral Trustee shall not be liable for any action it takes or omits to take in good faith in accordance with an Act of Parity Lien Debtholders.
Section 5.10    Security or Indemnity in favor of the Collateral Trustee. The Collateral Trustee will not be required to advance or expend any funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers or rights hereunder (or any omission to perform or exercise) unless it has been provided with security or indemnity reasonably satisfactory to it against any and all loss, liability or expense which may be incurred by it by reason of taking or continuing to take or omitting to take such action.
Section 5.11    Rights of the Collateral Trustee. In the event of any conflict between any terms and provisions set forth in this Agreement and those set forth in any other Parity Lien Security Document, the terms and provisions of this Agreement shall supersede and control the terms and provisions of such other Parity Lien Security Document. In the event there is any bona fide, good faith disagreement between the other parties to this Agreement or any of the other Parity Lien Security Documents resulting in adverse claims being made in connection with Collateral held by the Collateral Trustee and the terms of this Agreement or any of the other Parity Lien Security Documents do not unambiguously mandate the action the Collateral Trustee is to take or not to take in connection therewith under the circumstances then existing, or the Collateral Trustee is in doubt as to what action it is required to take or not to take hereunder or under the other Parity Lien Security Documents, it will be entitled to refrain from taking any action (and will incur no liability for doing so) until directed otherwise in writing by a request signed jointly by the parties hereto entitled to give such direction or by order of a court of competent jurisdiction.
Section 5.12    Limitations on Duty of Collateral Trustee in Respect of Collateral.
(a)    Beyond the exercise of reasonable care in the custody of Collateral in its possession or control, the Collateral Trustee will have no duty as to any Collateral in its possession or control or in the possession or control of any agent or bailee or any income thereon or as to preservation of rights against prior parties or any other rights pertaining thereto and the Collateral Trustee will not be responsible for filing any financing or continuation statements or recording any documents or instruments in any public office at any time or times or otherwise perfecting or maintaining the perfection of any Liens on the Collateral; provided that, notwithstanding the foregoing, the Collateral Trustee will execute, file or record UCC-3 continuation statements and other documents and instruments to preserve, protect or perfect the security interests granted to the Collateral Trustee (subject to the priorities set forth herein) if it shall receive a specific written request to execute, file or record the particular continuation statement or other specific document or instrument by any Parity Lien Representative accompanied by such continuation statement, document or instrument in proper recordable form. The Collateral Trustee shall deliver to each other Parity Lien Representative a copy of any such written request. The Collateral Trustee will be deemed to have exercised reasonable care in the custody of the Collateral in its possession if the Collateral is accorded treatment substantially equal to that which it accords its own property, and the Collateral Trustee will not be liable or responsible for any loss or diminution in the value of any of the Collateral by reason of the act or omission of any carrier, forwarding agency or other agent or bailee selected by the Collateral Trustee in good faith.
(b)    Except as provided in Section 5.12(a), the Collateral Trustee will not be responsible for the existence, genuineness or value of any of the Collateral or for the validity, perfection, priority or enforceability of the Liens in any of the Collateral, for the validity or sufficiency of the Collateral or any agreement or assignment contained therein, for the validity of the title of any Grantor to the Collateral, for insuring the Collateral or for the payment of taxes, charges, assessments or Liens upon the Collateral or otherwise as to the maintenance of the Collateral. The Collateral Trustee hereby disclaims any representation or warranty to the current and future holders of the Parity Lien Obligations concerning the perfection of the security interests granted to it or in the value of any Collateral. The Collateral Trustee shall not be under any obligation to the Trustee or any holder of Parity Lien Debt to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this or any other Parity Lien Security Document or the Intercreditor Agreement or to inspect the properties, books or records of the Company or any Subsidiary Guarantor.
Section 5.13    Assumption of Rights, Not Assumption of Duties. Notwithstanding anything to the contrary contained herein:
(1)    each of the parties thereto will remain liable under each of the Parity Lien Security Documents (other than this Agreement) to the extent set forth therein to perform all of their respective duties and obligations thereunder to the same extent as if this Agreement had not been executed;
(2)    the exercise by the Collateral Trustee of any of its rights, remedies or powers hereunder will not release such parties from any of their respective duties or obligations under the other Parity Lien Security Documents; and
(3)    the Collateral Trustee will not be obligated to perform any of the obligations or duties of the Company, any Grantor or any other party to the Parity Lien Security Documents (other than the Collateral Trustee).
Section 5.14    No Liability for Clean Up of Hazardous Materials. In the event that the Collateral Trustee is required to acquire title to an asset for any reason, or take any managerial action of any kind in regard thereto, in order to carry out any fiduciary or trust obligation for the benefit of another, which in the Collateral Trustee’s sole discretion may cause the Collateral Trustee to be considered an “owner or operator” under any environmental laws or otherwise cause the Collateral Trustee to incur, or be exposed to, any environmental liability or any liability under any other federal, state or local law, the Collateral Trustee reserves the right, instead of taking such action, either to resign as Collateral Trustee or to arrange for the transfer of the title or control of the asset to a court appointed receiver. The Collateral Trustee will not be liable to any Person for any environmental liability or any environmental claims or contribution actions under any federal, state or local law, rule or regulation by reason of the Collateral Trustee’s actions and conduct as authorized, empowered and directed hereunder or relating to any kind of discharge or release or threatened discharge or release of any hazardous materials into the environment.
Section 5.15    No Liability for Interest. The Collateral Trustee shall not be liable for interest or investment income on any money or securities received by it, except as the Collateral Trustee may agree in writing with the Company.
Section 5.16    Non-Reliance on Collateral Trustee. The Collateral Trustee shall not be required to keep itself informed as to the performance or observance by the Company or a Subsidiary Guarantor of any of its obligations under this Agreement, any Parity Lien Document or any other document referred to or provided for herein or therein. Except for notices, reports and other documents and information expressly required to be furnished to any Parity Lien Secured Party by the Collateral Trustee hereunder, the Collateral Trustee shall have no duty or responsibility to provide any Parity Lien Secured Party with any credit or other information concerning the affairs, financial condition or business of the Company or any Subsidiary Guarantor that may come into the possession of the Collateral Trustee or any of its Affiliates.
Section 5.17    Other Relationships with the Company or Subsidiary Guarantors. Wilmington Trust, National Association, and its Affiliates (and any other bank or trust company serving as successor Collateral Trustee and its Affiliates) may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with the Company or any Subsidiary Guarantor and its Affiliates as though it was not the Collateral Trustee hereunder and without notice to or consent of the Trustee. The Parity Lien Secured Parties acknowledge that, pursuant to such activities, Wilmington Trust, National Association, or its Affiliates (and any other bank or trust company serving as successor Collateral Trustee and its Affiliates) may receive information regarding the Company or any Subsidiary Guarantor or its Affiliates (including information that may be subject to confidentiality obligations in favor of the Company, such Subsidiary Guarantor or such Affiliate) and acknowledge that (i) such knowledge is not imputed to the Collateral Trustee or the Trustee and (ii) Wilmington Trust, National Association and its Affiliates shall not be under any obligation to provide such information to the Parity Lien Secured Parties. Nothing herein shall impose or imply any obligation on the part of Wilmington Trust, National Association, (or any other bank or trust company serving as successor Collateral Trustee) to advance funds.
ARTICLE 6
RESIGNATION AND REMOVAL OF THE COLLATERAL TRUSTEE
Section 6.1    Resignation or Removal of Collateral Trustee. Subject to the appointment of a successor Collateral Trustee as provided in Section 6.2 and the acceptance of such appointment by the successor Collateral Trustee:
(e)    the Collateral Trustee may resign at any time by giving not less than 30 days’ notice of resignation to each Parity Lien Representative and the Company; and
(f)    the Collateral Trustee may be removed at any time, with or without cause, by an Act of Parity Lien Debtholders.
Section 6.2    Appointment of Successor Collateral Trustee. Upon any such resignation or removal, a successor Collateral Trustee may be appointed by an Act of Parity Lien Debtholders. If no successor Collateral Trustee has been so appointed and accepted such appointment within 30 days after the retiring Collateral Trustee gave notice of resignation or was removed, the retiring Collateral Trustee may (at the expense of the Company), at its option, appoint a successor Collateral Trustee, or petition a court of competent jurisdiction for appointment of a successor Collateral Trustee, which must be a bank or trust company:
(1)    authorized to exercise corporate trust powers; and
(2)    having a combined capital and surplus of at least $250,000,000.
The Collateral Trustee will fulfill its obligations hereunder until a successor Collateral Trustee meeting the requirements of this Section 6.2 has accepted its appointment as Collateral Trustee and the provisions of Section 6.3 have been satisfied.
Section 6.3    Succession. When the Person so appointed as successor Collateral Trustee accepts such appointment:
(5)    such Person will succeed to and become vested with all the rights, powers, privileges and duties of the predecessor Collateral Trustee, and the predecessor Collateral Trustee will be discharged from its duties and obligations hereunder; and
(6)    the predecessor Collateral Trustee will (at the expense of the Company) promptly transfer all Liens and collateral security and other property of the Trust Estate within its possession or control to the possession or control of the successor Collateral Trustee and will execute instruments and assignments as may be necessary or desirable or reasonably requested by the successor Collateral Trustee to transfer to the successor Collateral Trustee all Liens, interests, rights, powers and remedies of the predecessor Collateral Trustee in respect of the Parity Lien Security Documents or the Trust Estate.
Thereafter, the predecessor Collateral Trustee will remain entitled to enforce the immunities granted to it in Article 5 and the provisions of Sections 7.8 and 7.9, and said provisions will survive termination of this Agreement for the benefit of the predecessor of the Collateral Trustee.
Section 6.4    Merger, Conversion or Consolidation of Collateral Trustee. Any Person into which the Collateral Trustee may be merged or converted or with which it may be consolidated, or any Person resulting from any merger, conversion or consolidation to which the Collateral Trustee shall be a party, or any Person succeeding to the business of the Collateral Trustee shall be the successor of the Collateral Trustee pursuant to Section 6.3, provided that without the execution or filing of any paper with any party hereto or any further act on the part of any of the parties hereto, except where an instrument of transfer or assignment is required by law to effect such succession, anything herein to the contrary notwithstanding, such Person satisfies the eligibility requirements specified in clauses (1) and (2) of Section 6.2.
Section 6.5    Concerning the Collateral Trustee and the Parity Lien Representatives.
(e)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by each Parity Lien Representative not in its individual capacity or personally but solely in its capacity as trustee, representative or agent for the benefit of the related holders of the applicable Series of Parity Lien Debt in the exercise of the powers and authority conferred and vested in it under the related Parity Lien Documents, and in no event shall such Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(f)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association, not in its individual capacity or personally but solely in its capacity as Collateral Trustee, and in no event shall Wilmington Trust, National Association, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(g)    Notwithstanding anything contained herein to the contrary, it is expressly understood and agreed by the parties hereto that this Agreement has been signed by Wilmington Trust, National Association not in its individual capacity or personally but solely in its capacity as Trustee, and in no event shall Wilmington Trust, National Association or any other Parity Lien Representative, in its individual capacity, have any liability for the representations, warranties, covenants, agreements or other obligations of any other party under this Agreement, any Parity Lien Document or in any of the certificates, reports, documents, data notices or agreements delivered by such other party pursuant hereto or thereto.
(h)    In entering into this Agreement, the Collateral Trustee shall be entitled to the benefit of every provision of the Indenture relating to the rights, exculpations or conduct of, affecting the liability of or otherwise affording protection to the “Collateral Trustee” thereunder. In no event will the Collateral Trustee be liable for any act or omission on the part of the Grantors or any Parity Lien Representative.
(i)    Except as otherwise set forth herein, neither the Collateral Trustee nor any Parity Lien Representative shall be required to exercise any discretion or take any action, but shall be required to act or refrain from acting (and shall be fully protected in so acting or refraining from acting) solely upon the instructions of the applicable Required Parity Lien Debtholders as provided in the Indenture or the related Parity Lien Document; provided that neither the Collateral Trustee nor any Parity Lien Representative shall be required to take any action that (i) it in good faith believes exposes it to personal liability unless it receives an indemnification satisfactory to it from the applicable holders of the Parity Lien Obligations with respect to such action or (ii) is contrary to this Agreement, the Intercreditor Agreement or applicable law.
ARTICLE 7
MISCELLANEOUS PROVISIONS
Section 7.1    Amendment.
(c)    Except as provided in the Intercreditor Agreement, no amendment or supplement to the provisions of any Parity Lien Security Document will be effective without the approval of the Collateral Trustee acting as directed by an Act of Parity Lien Debtholders, except that:
(8)    any amendment or supplement that has the effect solely of:
(A)    adding or maintaining Collateral, securing additional Parity Lien Debt that was otherwise permitted by the terms of the Parity Lien Documents to be secured by the Collateral or preserving, perfecting or establishing the Liens thereon or the rights of the Collateral Trustee therein; or
(B)    providing for the assumption of the Company’s or any Subsidiary Guarantor’s obligations under any Parity Lien Document in the case of a merger or consolidation or sale of all or substantially all of the properties or assets of the Company or such Subsidiary Guarantor to the extent permitted by the terms of the Indenture and the other Parity Lien Documents, as applicable;
will become effective when executed and delivered by the Company or any other applicable Grantor party thereto and the Collateral Trustee;
(9)    no amendment or supplement that reduces, impairs or adversely affects the right of any holder of Parity Lien Obligations:
(A)    to vote its outstanding Parity Lien Debt as to any matter described as subject to an Act of Parity Lien Debtholders or direction by the Required Parity Lien Debtholders (or amends the provisions of this clause (2) or the definition of “Act of Parity Lien Debtholders” or “Required Parity Lien Debtholders”),
(B)    to share in the order of application described in Section 3.4 in the proceeds of enforcement of or realization on any Collateral; or
(C)    to require that Liens securing Parity Lien Obligations be released only as set forth in the provisions described in Sections 4.1, 4.4 or 4.5, will become effective without the consent of the requisite percentage or number of holders of each Series of Parity Lien Debt so adversely affected under the applicable Parity Lien Document; and
(10)    no amendment or supplement that imposes any obligation upon the Collateral Trustee or any Parity Lien Representative or adversely affects the rights of the Collateral Trustee or any Parity Lien Representative, respectively, in its individual capacity as such will become effective without the consent of the Collateral Trustee or such Parity Lien Representative, respectively.
(d)    Notwithstanding Section 7.1(a) but subject to Sections 7.1(a)(2) and 7.1(a)(3):
(7)    any Mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee acting as directed in writing by the Required Parity Lien Debtholders, unless such amendment or supplement would not be permitted under the terms of this Agreement, the Intercreditor Agreement or any Priority Lien Document;
(8)    any amendment or waiver of, or any consent under, any provision of any security document that secures Priority Lien Obligations will apply automatically to any comparable provision of any comparable Parity Lien Security Document without the consent of or notice to any holder of Parity Lien Obligations and without any action by the Company or any Subsidiary Guarantor or any holder of Notes or other Parity Lien Obligations; and
(9)    any Mortgage or other Parity Lien Security Document may be amended or supplemented with the approval of the Collateral Trustee (but without the consent of or notice to any holder of Parity Lien Obligations and without any action by any holder of Notes or other Parity Lien Obligations) (i) to cure any ambiguity, defect or inconsistency, or (ii) to make other changes that do not have an adverse effect on the validity of the Lien created thereby.
(e)    The Collateral Trustee will not enter into any amendment or supplement unless it has received an Officers’ Certificate to the effect that such amendment or supplement will not result in a breach of any provision or covenant contained in the Intercreditor Agreement or any of the Parity Lien Documents. Prior to executing any amendment or supplement pursuant to this Section 7.1, the Collateral Trustee will be entitled to receive an opinion of counsel of the Company to the effect that the execution of such document is authorized or permitted hereunder, and with respect to amendments adding Collateral, an opinion of counsel of the Company addressing customary creation and perfection, and if such additional Collateral consists of equity interests of any Person which equity interests constitute certificated securities, priority matters with respect to such additional Collateral (which opinion may be subject to customary assumptions and qualifications).
Section 7.2    Voting. In connection with any matter under this Agreement requiring a vote of holders of Parity Lien Debt, each Series of Parity Lien Debt will cast its votes in accordance with the Parity Lien Documents governing such Series of Parity Lien Debt, including any specific vote requirements pursuant to the applicable Parity Lien Documents governing such Series of Parity Lien Debt. The amount of Parity Lien Debt to be voted by a Series of Parity Lien Debt will equal (1) the aggregate principal amount of Parity Lien Debt held by such Series of Parity Lien Debt (including outstanding letters of credit whether or not then available or drawn), plus (2) other than in connection with an exercise of remedies, the aggregate unfunded commitments to extend credit which, when funded, would constitute Indebtedness of such Series of Parity Lien Debt. Following and in accordance with the outcome of the applicable vote under its Parity Lien Documents, the Parity Lien Representative of each Series of Parity Lien Debt will vote the total amount of Parity Lien Debt under that Series of Parity Lien Debt as a block in respect of any vote under this Agreement.
Upon request of the Collateral Trustee, each Parity Lien Representative shall provide written notice to the Collateral Trustee of the aggregate principal amount of outstanding Parity Lien Debt for which it is the Parity Lien Representative and the information described in clause (2) of the immediately preceding paragraph.
Section 7.3    Further Assurances.
(a)    The Company and each of the Subsidiary Guarantors will do or cause to be done all acts and things that may be required, or that the Collateral Trustee from time to time may reasonably request, to assure and confirm that the Collateral Trustee holds, for the benefit of the holders of Parity Lien Obligations, duly created and enforceable and perfected Liens upon the Collateral (including any property or assets that are acquired or otherwise become, or are required by any Parity Lien Document to become, Collateral after the date hereof), in each case, as contemplated by, and with the Lien priority required under, the Parity Lien Documents and in connection with any merger, consolidation or sale of assets of the Company or any Subsidiary Guarantor, the property and assets of the Person which is consolidated or merged with or into the Company or any Subsidiary Guarantor, to the extent that they are property or assets of the types which would constitute Collateral under the security documents, shall be treated as after-acquired property and the Company or such Subsidiary Guarantor shall take such action as may be reasonably necessary to cause such property and assets to be made subject to the Parity Liens, in the manner and to the extent required under the Parity Lien Documents.
(b)    Upon the reasonable request of the Collateral Trustee or any Parity Lien Representative at any time and from time to time, the Company and each of the Subsidiary Guarantors will promptly execute, acknowledge and deliver such security documents, instruments, certificates, notices and other documents, and take such other actions as shall be reasonably required, or that the Collateral Trustee may reasonably request, to create, perfect, protect, assure or enforce the Liens and benefits intended to be conferred, in each case as contemplated by the Parity Lien Documents for the benefit of holders of Parity Lien Obligations; provided that no such security document, instrument or other document shall be materially more burdensome upon the Company and the Subsidiary Guarantors than the Parity Lien Document executed and delivered (or required to be executed and delivered promptly after the date hereof) by the Company and the Subsidiary Guarantors in connection with the issuance of the Notes on or about the date hereof.
(c)    From and after the date hereof, the Company shall, or shall cause the applicable Subsidiary Guarantor to, deliver such documents and takes such actions as are required by Article 12 of the Indenture.
(d)    Upon the request of the Collateral Trustee, the Company and the Subsidiary Guarantors will permit the Collateral Trustee or any of its agents or representatives, at reasonable times and intervals upon reasonable prior notice, to visit their offices and sites and inspect any of the Collateral and to discuss matters relating to the Collateral with their respective officers and independent public accountants. The Company and the Subsidiary Guarantors shall, at any reasonable time and from time to time upon reasonable prior notice, permit the Collateral Trustee or any of its agents or representatives to examine and make copies of and abstracts from the records and books of account of the Company and the Subsidiary Guarantors and their Subsidiaries, all at the Company’s expense.
Section 7.4    Successors and Assigns.
(j)    Except as provided in Section 5.2, the Collateral Trustee may not, in its capacity as such, delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Collateral Trustee hereunder will inure to the sole and exclusive benefit of, and be enforceable by, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
(k)    Neither the Company nor any Subsidiary Guarantor may delegate any of its duties or assign any of its rights hereunder, and any attempted delegation or assignment of any such duties or rights will be null and void. All obligations of the Company and the Subsidiary Guarantors hereunder will inure to the sole and exclusive benefit of, and be enforceable by, the Collateral Trustee, each Parity Lien Representative and each present and future holder of Parity Lien Obligations, each of whom will be entitled to enforce this Agreement as a third-party beneficiary hereof, and all of their respective successors and assigns.
Section 7.5    Delay and Waiver. No failure to exercise, no course of dealing with respect to the exercise of, and no delay in exercising, any right, power or remedy arising under this Agreement or any of the other Parity Lien Security Documents will impair any such right, power or remedy or operate as a waiver thereof. No single or partial exercise of any such right, power or remedy will preclude any other or future exercise thereof or the exercise of any other right, power or remedy. The remedies herein are cumulative and are not exclusive of any remedies provided by law.
Section 7.6    Notices. Any communications, including notices and instructions, between the parties hereto or notices provided herein to be given may be given to the following addresses:

If to the Collateral Trustee:
Wilmington Trust, National Association
Global Capital Markets
15950 N. Dallas Parkway, Suite 550
Dallas, TX 75248
Telephone: (972) 383-3156
Facsimile: (888) 316-6238
Attention: PetroQuest Collateral Trust Administrator

with a copy to:
Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103 Telephone: (860) 251-5000 Facsimile: (860) 251-5212 Attention: Marie C. Pollio
If to the Company or any other Grantor:	PetroQuest Energy, Inc. 400 E. Kaliste Saloon Road, Suite 6000 Lafayette, Louisiana 70508 Telephone: (337) 232-7028 Facsimile: (337) 232-0044 Attention: J. Bond Clement, Chief Financial Officer

with a copy to: Porter Hedges LLP 1000 Main Street, 36th Floor Houston, TX 77002 Telephone: (713) 226-6649 Facsimile: (713) 226-6249 Attention: E. James Cowen

If to the Trustee:
Wilmington Trust, National Association
Global Capital Markets
15950 N. Dallas Parkway, Suite 550
Dallas, TX 75248
Telephone: (972) 383-3156
Facsimile: (888) 316-6238
Attention: PetroQuest Secured Notes Administrator

with a copy to: Shipman & Goodwin LLP One Constitution Plaza Hartford, CT 06103 Telephone: (860) 251-5000 Facsimile: (860) 251-5212 Attention: Marie C. Pollio
and if to any other Parity Lien Representative, to such address as it may specify by written notice to the parties named above.
All notices and communications will be mailed by first class mail, certified or registered, return receipt requested, by overnight air courier guaranteeing next day delivery, or delivered by facsimile to the relevant address or number set forth above or, as to holders of Parity Lien Debt, its address shown on the register kept by the office or agency where the relevant Parity Lien Debt may be presented for registration of transfer or for exchange. Failure to mail or delivery by facsimile a notice or communication to a holder of Parity Lien Debt or any defect in it will not affect its sufficiency with respect to other holders of Parity Lien Debt.
If a notice or communication is mailed or delivered by facsimile in the manner provided above within the time prescribed, it is duly given, whether or not the addressee receives it. Notwithstanding anything in this Section to the contrary, notices to the Collateral Trustee shall be effective only upon actual receipt by the Collateral Trustee.
Section 7.7    Entire Agreement. THIS AGREEMENT STATES THE COMPLETE AGREEMENT OF THE PARTIES RELATING TO THE UNDERTAKING OF THE COLLATERAL TRUSTEE SET FORTH HEREIN AND SUPERSEDES ALL ORAL NEGOTIATIONS AND PRIOR WRITINGS IN RESPECT OF SUCH UNDERTAKING.
Section 7.8    Compensation; Expenses. The Grantors jointly and severally agree to pay, promptly upon demand:
(a)    such compensation to the Collateral Trustee and its agents as the Company and the Collateral Trustee may agree in writing from time to time;
(b)    all costs and expenses incurred by the Collateral Trustee and its agents in the preparation, execution, delivery, filing, recordation, administration or enforcement of this Agreement or any other Parity Lien Security Document or any consent, amendment, waiver or other modification relating hereto or thereto;
(c)    all fees, expenses and disbursements of legal counsel and any auditors, accountants, consultants or appraisers or other professional advisors and agents engaged by the Collateral Trustee or any Parity Lien Representative incurred in connection with the negotiation, preparation, closing, administration, performance or enforcement of this Agreement and the other Parity Lien Security Documents or any consent, amendment, waiver or other modification relating hereto or thereto and any other document or matter requested by the Company or any Subsidiary Guarantor;
(d)    all costs and expenses incurred by the Collateral Trustee and its agents in creating, perfecting, preserving, releasing or enforcing the Collateral Trustee’s Liens on the Collateral, including filing and recording fees, expenses and taxes, stamp or documentary taxes, search fees, and title insurance premiums;
(e)    all other costs and expenses incurred by the Collateral Trustee and its agents in connection with the negotiation, preparation and execution of the Parity Lien Security Documents and any consents, amendments, waivers or other modifications thereto and the transactions contemplated thereby or the exercise of rights or performance of obligations by the Collateral Trustee thereunder; and
(f)    after the occurrence of any Parity Lien Debt Default, all costs and expenses incurred by the Collateral Trustee, its agents and any Parity Lien Representative in connection with the preservation, collection, foreclosure or enforcement of the Collateral subject to the Parity Lien Security Documents or any interest, right, power or remedy of the Collateral Trustee or in connection with the collection or enforcement of any of the Parity Lien Obligations or the proof, protection, administration or resolution of any claim based upon the Parity Lien Obligations in any Insolvency or Liquidation Proceeding, including all fees and disbursements of attorneys, accountants, auditors, consultants, appraisers and other professionals engaged by the Collateral Trustee, its agents or the Parity Lien Representatives.
The agreements in this Section 7.8 will survive repayment of all Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.
Section 7.9    Indemnity.
(a)    The Grantors jointly and severally agree to defend, indemnify, pay and hold harmless the Collateral Trustee, each Parity Lien Representative, each holder of Parity Lien Obligations and each of their respective Affiliates and each and all of the directors, officers, partners, trustees, employees, attorneys and agents, and (in each case) their respective heirs, representatives, successors and assigns (each of the foregoing, an “Indemnitee”) from and against any and all Indemnified Liabilities; provided that no Indemnitee will be entitled to indemnification hereunder with respect to any Indemnified Liability to the extent such Indemnified Liability is found by a final and nonappealable decision of a court of competent jurisdiction to have resulted from the gross negligence or willful misconduct of such Indemnitee. THIS INDEMNITY COVERS ORDINARY NEGLIGENCE OF ANY OF THE FOREGOING PARTIES.
(b)    All amounts due under this Section 7.9 will be payable promptly upon written demand.
(c)    To the extent that the undertakings to defend, indemnify, pay and hold harmless set forth in Section 7.9(a) may be unenforceable in whole or in part because they violate any law or public policy, each of the Grantors will contribute the maximum portion that it is permitted to pay and satisfy under applicable law to the payment and satisfaction of all Indemnified Liabilities incurred by Indemnitees or any of them.
(d)    No Grantor will ever assert any claim against any Indemnitee, on any theory of liability, for any lost profits or special, indirect or consequential damages or (to the fullest extent a claim for punitive damages may lawfully be waived) any punitive damages arising out of, in connection with, or as a result of, this Agreement or any other Parity Lien Document or any agreement or instrument or transaction contemplated hereby or relating in any respect to any Indemnified Liability, and each of the Grantors hereby forever waives, releases and agrees not to sue upon any claim for any such lost profits or special, indirect, consequential or (to the fullest extent lawful) punitive damages, whether or not accrued and whether or not known or suspected to exist in its favor.
(e)    The agreements in this Section 7.9 will survive repayment of all Parity Lien Obligations and the removal or resignation of the Collateral Trustee and termination of this Agreement.
Section 7.10    Severability. If any provision of this Agreement is invalid, illegal or unenforceable in any respect or in any jurisdiction, the validity, legality and enforceability of such provision in all other respects and of all remaining provisions, and of such provision in all other jurisdictions, will not in any way be affected or impaired thereby.
Section 7.11    Headings. Section headings herein have been inserted for convenience of reference only, are not to be considered a part of this Agreement and will in no way modify or restrict any of the terms or provisions hereof.
Section 7.12    Obligations Secured. All obligations of the Grantors set forth in or arising under this Agreement will be Parity Lien Obligations and are secured by all Liens granted by the Parity Lien Security Documents.
Section 7.13    Governing Law. THE INTERNAL LAW OF THE STATE OF NEW YORK WILL GOVERN AND BE USED TO CONSTRUE THIS AGREEMENT.
Section 7.14    Consent to Jurisdiction. All judicial proceedings brought against any party hereto arising out of or relating to this Agreement or any of the other Parity Lien Security Documents may be brought in any state or federal court of competent jurisdiction in the State, County and City of New York. By executing and delivering this Agreement, each party hereto irrevocably:
(a)    accepts generally and unconditionally the non-exclusive jurisdiction and venue of such courts;
(b)    waives any defense of forum non conveniens;
(c)    agrees that service of all process in any such proceeding in any such court may be made by registered or certified mail, return receipt requested, to such party at its address provided in accordance with Section 7.6;
(d)    agrees that service as provided in clause (3) above is sufficient to confer personal jurisdiction over such party in any such proceeding in any such court and otherwise constitutes effective and binding service in every respect; and
(e)    agrees each party hereto retains the right to serve process in any other manner permitted by law or to bring proceedings against any party in the courts of any other jurisdiction.
Section 7.15    Waiver of Jury Trial. EACH PARTY TO THIS AGREEMENT WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING UNDER THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT OR THE INTENTS AND PURPOSES OF THE OTHER PARITY LIEN SECURITY DOCUMENTS. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL-ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT AND THAT RELATE TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE OTHER PARITY LIEN SECURITY DOCUMENTS, INCLUDING CONTRACT CLAIMS, TORT CLAIMS, BREACH OF DUTY CLAIMS AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS. EACH PARTY TO THIS AGREEMENT ACKNOWLEDGES THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO A BUSINESS RELATIONSHIP, THAT EACH PARTY HERETO HAS ALREADY RELIED ON THIS WAIVER IN ENTERING INTO THIS AGREEMENT, AND THAT EACH PARTY HERETO WILL CONTINUE TO RELY ON THIS WAIVER IN ITS RELATED FUTURE DEALINGS. EACH PARTY HERETO FURTHER WARRANTS AND REPRESENTS THAT IT HAS REVIEWED THIS WAIVER WITH ITS LEGAL COUNSEL AND THAT IT KNOWINGLY AND VOLUNTARILY WAIVES ITS JURY TRIAL RIGHTS FOLLOWING CONSULTATION WITH LEGAL COUNSEL. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING (OTHER THAN BY A MUTUAL WRITTEN WAIVER SPECIFICALLY REFERRING TO THIS SECTION 7.15 AND EXECUTED BY EACH OF THE PARTIES HERETO), AND THIS WAIVER WILL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS OF OR TO THIS AGREEMENT OR ANY OF THE OTHER PARITY LIEN SECURITY DOCUMENTS OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING THERETO. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.
Section 7.16    Counterparts, Electronic Signatures. This Agreement may be executed in any number of counterparts (including by facsimile), each of which when so executed and delivered will be deemed an original, but all such counterparts together will constitute but one and the same instrument. The parties hereto may sign this Agreement and any Collateral Trust Joinder and transmit the executed copy by electronic means, including facsimile or noneditable *.pdf files. The electronic copy of the executed Agreement and any Collateral Trust Joinder is and shall be deemed an original signature.
Section 7.17    Effectiveness. This Agreement will become effective upon the execution of a counterpart hereof by each of the parties hereto and receipt by each party of written notification of such execution and written or telephonic authorization of delivery thereof.
Section 7.18    Grantors and Additional Grantors. Each Grantor represents and warrants that it has duly executed and delivered this Agreement. The Company will cause each Person that hereafter becomes a Grantor or is required by any Parity Lien Document to become a party to this Agreement to become a party to this Agreement, for all purposes of this Agreement, by causing such Person to execute and deliver to the Collateral Trustee a Collateral Trust Joinder, whereupon such Person will be bound by the terms hereof to the same extent as if it had executed and delivered this Agreement as of the date hereof. The Company shall promptly provide each Parity Lien Representative with a copy of each Collateral Trust Joinder executed and delivered pursuant to this Section 7.18; provided that the failure to so deliver a copy of the Collateral Trust Joinder to any then existing Parity Lien Representative shall not affect the inclusion of such Person as a Grantor if the other requirements of this Section 7.18 are complied with.
Section 7.19    Insolvency. This Agreement will be applicable both before and after the commencement of any Insolvency or Liquidation Proceeding by or against any Grantor. The relative rights, as provided for in this Agreement, will continue after the commencement of any such Insolvency or Liquidation Proceeding on the same basis as prior to the date of the commencement of any such case, as provided in this Agreement.
Section 7.20    Rights and Immunities of Parity Lien Representatives. The Trustee and the Collateral Trustee will be entitled, to the extent applicable to such entity, to all of the rights, protections, immunities and indemnities set forth in the Indenture and any future Parity Lien Representative will be entitled to all of the rights, protections, immunities and indemnities set forth in the credit agreement, indenture or other agreement governing the applicable Parity Lien Debt with respect to which such Person will act as representative, in each case as if specifically set forth herein. In no event will any Parity Lien Representative be liable for any act or omission on the part of the Grantors or the Collateral Trustee hereunder.
Section 7.21    Intercreditor Agreement.
(a)    Each Person that is secured hereunder, by accepting the benefits of the security provided hereby, (i) consents (or is deemed to consent), to the subordination of Liens in favor of the Collateral Trustee as provided for in the Intercreditor Agreement, (ii) agrees (or is deemed to agree) that it will be bound by, and will take no actions contrary to, the provisions of the Intercreditor Agreement, (iii) authorizes (or is deemed to authorize) and instructs (or is deemed to instruct) the Collateral Trustee on behalf of such Person to enter into, and perform under, the Intercreditor Agreement as “Second Lien Collateral Trustee” (as defined in the Intercreditor Agreement).
(b)    The Collateral Trustee agrees to enter into any amendments or joinders to the Intercreditor Agreement, without the consent of any Holder or the Trustee, to add additional Indebtedness as Priority Lien Debt, Parity Lien Debt or Junior Lien Debt (to the extent permitted to be incurred and secured by the applicable Secured Debt Documents) and add other parties (or any authorized agent or trustee therefor) holding such Indebtedness thereto and to establish that the Lien on any Collateral securing such Indebtedness ranks equally with the Liens on such Collateral securing the other Priority Lien Debt, Parity Lien Debt or Junior Lien Debt, as applicable, then outstanding. The foregoing provisions are intended as an inducement to the lenders under the Credit Agreement to extend, or maintain the current extension of, credit to PetroQuest Energy, L.L.C., as the borrower under the Credit Agreement, and such lenders are intended third party beneficiaries of this provision and the provisions of the Intercreditor Agreement.
(c)    Notwithstanding anything to the contrary contained herein, to the extent that any Lien on any Collateral is perfected by the possession or control of such Collateral or of any account in which such Collateral is held, and if such Collateral or any such account is in fact in the possession or under the control of the Priority Lien Agent, or of agents or bailees of the Priority Lien Agent, the perfection actions and related deliverables described in this Agreement or the other Parity Lien Security Documents shall not be required.
Section 7.22    Force Majeure. The Collateral Trustee shall not be liable for delays or failures in performance resulting from acts of God, strikes, lockouts, riots, acts of war, epidemics, governmental regulations superimposed after the fact, fire, communication line failures, computer viruses, power failures, earthquakes or other disasters or similar acts beyond its control.

IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Agreement to be executed by their respective officers or representatives as of the day and year first above written.

COMPANY:	PETROQUEST ENERGY, INC. By: /s/ J. Bond Clement Name: J. Bond Clement Title: Executive Vice President, Chief Financial Officer and Treasurer
SUBSIDIARY GUARANTORS:
PETROQUEST ENERGY, L.L.C.

By:    /s/ J. Bond Clement
Name: J. Bond Clement
Title: Executive Vice President,
      Chief Financial Officer and
      Treasurer

TDC ENERGY LLC

By:    /s/ J. Bond Clement
Name: J. Bond Clement
Title: Executive Vice President,
      Chief Financial Officer and
      Treasurer

TRUSTEE:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Trustee under the Indenture By: /s/ Shawn Goffinet Name: Shawn Goffinet Title: Assistant Vice President
COLLATERAL TRUSTEE:	WILMINGTON TRUST, NATIONAL ASSOCIATION, as Collateral Trustee By: /s/ Shawn Goffinet Name: Shawn Goffinet Title: Assistant Vice President

EXHIBIT A
[FORM OF]
ADDITIONAL PARITY LIEN DEBT CERTIFICATE
Reference is made to the Collateral Trust Agreement, dated as of February 17, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Additional Parity Lien Debt Certificate is being executed and delivered in order to designate additional secured debt as Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.
The undersigned, the duly appointed [specify title] of the Company hereby certifies on behalf of [the Company or applicable Grantor] that:
[(A)        [the Company or applicable Grantor] intends to incur additional Parity Lien Debt (“Additional Parity Lien Debt”) which will be permitted by each applicable Parity Lien Document to be secured by a Parity Lien equally and ratably with all previously existing and future Parity Lien Debt;]
[(B)         the name and address of the Parity Lien Debt Representative for the Additional Parity Lien Debt for purposes of Section 7.6 of the Collateral Trust Agreement is:
Telephone:
Fax:]
[(A)][(C)]    Attached as Exhibit 1 hereto is a Reaffirmation Agreement duly executed by the Company and each Subsidiary Guarantor, and
[(B)][(D)]    the Company has caused a copy of this Additional Parity Lien Debt Certificate and the related Collateral Trust Joinder to be delivered to each existing Parity Lien Representative.
IN WITNESS WHEREOF, the Company has caused this Additional Parity Lien Debt Certificate to be duly executed by the undersigned officer as of ____________, 20__.
PETROQUEST ENERGY, INC.

By:
Name:
Title:

ACKNOWLEDGEMENT OF RECEIPT
The undersigned, the duly appointed Collateral Trustee under the Collateral Trust Agreement, hereby acknowledges receipt of an executed copy of this Additional Parity Lien Debt Certificate.
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT 1 TO ADDITIONAL PARITY LIEN DEBT CERTIFICATE
[FORM OF]
REAFFIRMATION AGREEMENT
Reference is made to the Collateral Trust Agreement, dated as of February 17, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Reaffirmation Agreement is being executed and delivered as of ___________, 20__ in connection with an Additional Parity Lien Debt Certificate of even date herewith which Additional Parity Lien Debt Certificate has designated Additional Parity Lien Debt entitled to the benefit of the Collateral Trust Agreement.
Each of the undersigned hereby consents to the designation of Additional Parity Lien Debt as Parity Lien Debt as set forth in the Additional Parity Lien Debt Certificate of even date herewith and hereby confirms its respective guarantees, pledges, grants of security interests and other obligations, as applicable, under and subject to the terms of each of the Parity Lien Documents to which it is party, and agrees that, notwithstanding the designation of such Additional Parity Lien Debt or any of the transactions contemplated thereby, such guarantees, pledges, grants of security interests and other obligations, and the terms of each Parity Lien Document to which it is a party, shall continue to be in full force and effect and such Additional Parity Lien Debt shall be entitled to all of the benefits of such Parity Lien Documents.
Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Reaffirmation Agreement.
IN WITNESS WHEREOF, each of the undersigned has caused this Reaffirmation Agreement to be duly executed as of the date written above.
[names of the Company and Subsidiary Guarantors]

By:
Name:
Title:

EXHIBIT B
[FORM OF]
COLLATERAL TRUST JOINDER — ADDITIONAL DEBT
Reference is made to the Collateral Trust Agreement, dated as of February __, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 3.8 of the Collateral Trust Agreement as a condition precedent to the debt for which the undersigned is acting as agent being entitled to the benefits of being additional Parity Lien Debt under the Collateral Trust Agreement.
1. Joinder. The undersigned, _____________, a ___________, (the “New Representative”) as [trustee, administrative agent] under that certain [described applicable indenture, credit agreement or other document governing the additional secured debt] hereby agrees to become party as a Parity Lien Representative under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2. Additional Secured Debt Designation
The undersigned, on behalf of itself and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative hereby agrees, for the enforceable benefit of each existing and future holder of Priority Lien Obligations, the Priority Lien Agent, all holders of each current and future Series of Parity Lien Debt, each other current and future Parity Lien Representative and each current and future holder of Parity Lien Obligations and as a condition to being treated as Parity Lien Debt under the Collateral Trust Agreement that:
(a)    all Parity Lien Obligations will be and are secured equally and ratably by all Parity Liens at any time granted by the Company or any other Grantor to secure any Obligations in respect of any Series of Parity Lien Debt, whether or not upon property otherwise constituting collateral for such Series of Parity Lien Debt, and that all such Parity Liens will be enforceable by the Collateral Trustee for the benefit of all holders of Parity Lien Obligations equally and ratably;
(b)    the undersigned and each holder of Obligations in respect of the Series of Parity Lien Debt for which the undersigned is acting as Parity Lien Representative are bound by the provisions of this Agreement, including the provisions relating to the ranking of Parity Liens and the order of application of proceeds from the enforcement of Parity Liens; and
(c)    the Collateral Trustee shall perform its obligations under the Collateral Trust Agreement, the other Parity Lien Security Documents and the Intercreditor Agreement.
3.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of __________, 20__.
[insert name of the new representative or the Trustee]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee for the [New Representative][Trustee] and the holders of the Obligations represented thereby:
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title:

EXHIBIT C
[FORM OF]
COLLATERAL TRUST JOINDER — ADDITIONAL GRANTOR
Reference is made to the Collateral Trust Agreement, dated as of February 17, 2016 (as amended, supplemented, amended and restated or otherwise modified and in effect from time to time, the “Collateral Trust Agreement”), among PetroQuest Energy, Inc., a Delaware corporation (the “Company”), the Subsidiary Guarantors from time to time party thereto, Wilmington Trust, National Association, as Trustee under the Indenture (as defined therein), and Wilmington Trust, National Association, as Collateral Trustee. Capitalized terms used but not otherwise defined herein have the meanings assigned to them in the Collateral Trust Agreement. This Collateral Trust Joinder is being executed and delivered pursuant to Section 7.18 of the Collateral Trust Agreement.
1.    Joinder. The undersigned, ____________, a ___________, hereby agrees to become party as a Grantor under the Collateral Trust Agreement for all purposes thereof on the terms set forth therein, and to be bound by the terms of the Collateral Trust Agreement as fully as if the undersigned had executed and delivered the Collateral Trust Agreement as of the date thereof.
2.    Governing Law and Miscellaneous Provisions. The provisions of Article 7 of the Collateral Trust Agreement will apply with like effect to this Collateral Trust Joinder.
IN WITNESS WHEREOF, the parties hereto have caused this Collateral Trust Joinder to be executed by their respective officers or representatives as of __________, 20__.
[ ]

By:
Name:
Title:

The Collateral Trustee hereby acknowledges receipt of this Collateral Trust Joinder and agrees to act as Collateral Trustee with respect to the Collateral pledged by the new Grantor:
Wilmington Trust, National Association, solely in its capacity as Collateral Trustee

By:
Name:
Title: